Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contacts:
Mike Knapp	Chad Taggard	Carolyn Robinson
IDT Investor Relations	IDT Worldwide Marketing	IDT Corporate Communications
Phone: (408) 284-6515	Phone: (408) 284-8200	Phone: (408) 284-8515
E-mail: mike.knapp@idt.com	E-mail: chad.taggard@idt.com	E-mail: carolyn.robinson@idt.com

IDT REPORTS FISCAL SECOND QUARTER 2007 RESULTS

28 Percent Revenue Growth in Calendar 2006

SAN JOSE, Calif., October 24, 2006 — IDTTM (Integrated Device Technology, Inc.; NASDAQ: IDTI), a leading provider of vital semiconductor solutions, today announced results for the fiscal second quarter of 2007, ended October 1, 2006. Revenue, operating margin and EPS were at or above the high end of the Company’s projected ranges provided on the fiscal first quarter earnings call on July 25, 2006.

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations.

•	Revenue for the fiscal second quarter of 2007 was $205.2 million, an increase of 11 percent from the $185.5 million reported in the fiscal first quarter of 2007.

•	GAAP net loss for the fiscal second quarter of 2007 was $0.7 million, or approximately break even per diluted share. This compares to a net loss of $1.6 million or a loss of $0.01 per diluted share for the first quarter of fiscal 2007. Fiscal second quarter GAAP results include $43.0 million of acquisition-related charges (including $40.0 million in intangibles amortization and $3.0 million of other acquisition-related charges), $13.2 million of stock based compensation and $3.6 million in restructuring-related charges.

•	Non-GAAP net income for the fiscal second quarter of 2007 was $59.2 million or $0.29 per diluted share, an increase of 17 percent over net income of $50.6 million or $0.25 per diluted share reported in the fiscal first quarter of 2007. For further description and a complete reconciliation of GAAP to non-GAAP results, please refer to the attached tables.

•	GAAP gross profit for the fiscal second quarter of 2007 was $86.7 million, compared to GAAP gross profit of $84.2 million reported in the fiscal first quarter of 2007. Non-GAAP gross profit for the fiscal second quarter of 2007 was $114.1 million, compared to non-GAAP gross profit of $105.4 million reported in the fiscal first quarter of 2007.

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Page 2/3 — IDT Reports Fiscal Second Quarter 2007 Results

•	GAAP R&D expense for the fiscal second quarter of 2007 was $40.9 million, compared to GAAP R&D expense of $39.6 million in the fiscal first quarter of 2007. Non-GAAP R&D expense for the fiscal second quarter of 2007 was $33.0 million, compared to non-GAAP R&D expense of $32.3 million in the fiscal first quarter of 2007.

•	GAAP SG&A expense for the fiscal second quarter of 2007 was $49.0 million, compared to GAAP SG&A expense of $48.0 million in the fiscal first quarter of 2007. Non-GAAP SG&A expense for the fiscal second quarter of 2007 was $24.9 million, compared to non-GAAP SG&A expense of $24.2 million in the fiscal first quarter of 2007.

“Strength in our computing and consumer end markets enabled us to deliver our fifth consecutive quarter of revenue and non-GAAP EPS growth, with overall revenue growth of 28 percent so far this calendar year,” said Greg Lang, president and CEO of IDT. “We continue to benefit from multiple product ramps, including our advanced memory buffers, PC and consumer timing devices as well as products from our recently acquired PC audio business. Our key product investments in the computing, consumer, and communication segments have enabled IDT to provide consistent growth during the past year, and we look forward to introducing new products that will continue to support this growth.”

Expansion of Common Stock Repurchase Program

IDT also announced that its Board of Directors has approved a $50 million expansion of the previously authorized share repurchase program to a total of $100 million. Repurchases under the Company’s stock repurchase program may be made from time-to-time in the open market and in negotiated transactions, including block transactions or accelerated stock repurchase transactions, at times and at prices considered appropriate by the Company. The expansion of the repurchase program is effective immediately and the repurchase program may be discontinued at any time. As of October 1, 2006, IDT had approximately 200 million shares outstanding and approximately $332 million in cash and investments.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. PT on October 24, 2006. The webcast replay will be available after 5 p.m. PT on October 24 through October 31, 2006.

Investors can also listen to the live call at 1:30 p.m. PT on October 24 by calling (877) 260-8900 or (612) 332-0530. The conference call replay will be available after 5 p.m. PT on October 24 through 11:59 p.m. PT on October 31, 2006 at (800) 475-6701 or (320) 365-3844. The access code is 843804.

Page 3/3 — IDT Reports Fiscal Second Quarter 2007 Results

About IDT

IDT is a world leader in developing and delivering vital semiconductor solutions that enable customers to accelerate innovation. IDT solutions help customers solve complex system design challenges associated with the evolving requirements of communications, computing and consumer applications. By leveraging its system knowledge and extensive blend of technologies, IDT is able to deliver essential solutions, including timing products, network search engines, flow-control management ICs and products for standards-based serial switching. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended April 2, 2006 and Quarterly Report on Form 10-Q for the period ended August 9, 2006.

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IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	Oct. 1, 2006	July 2, 2006	Oct. 2, 2005	Oct. 1, 2006	Oct. 2, 2005
Revenues	$205,176	$185,536	$105,689	390,712	199,527
Cost of revenues	118,506	101,301	69,950	219,807	121,095

Gross profit	86,670	84,235	35,739	170,905	78,432

Operating expenses:
Research and development	40,878	39,589	28,081	80,467	55,537
Selling, general and administrative	48,987	47,993	25,657	96,980	44,718
Acquired in-process research and development	500	—	2,500	500	2,500

Total operating expenses	90,365	87,582	56,238	177,947	102,755

Operating loss	(3,695)	(3,347)	(20,499)	(7,042)	(24,323)
Interest expense	(72)	(79)	(63)	(151)	(74)
Other-than-temporary impairment of investments	—	—	—	—	(1,705)
Interest income and other, net	3,905	3,336	3,167	7,241	7,069

Income (Loss) before income taxes	138	(90)	(17,395)	48	(19,033)
Provision (Benefit) for income taxes	801	1,474	2,065	2,275	(6,153)

Net Loss	$(663)	$(1,564)	$(19,460)	(2,227)	(12,880)

Net loss per share:
Basic	$—	$(0.01)	$(0.16)	$(0.01)	$(0.11)
Diluted	$—	$(0.01)	$(0.16)	$(0.01)	$(0.11)
Weighted average shares:
Basic	199,860	198,706	124,507	199,283	115,490
Diluted	199,860	198,706	124,507	199,283	115,490

INTEGRATED DEVICE TECHNOLOGY, INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	Oct. 1, 2006	July 2, 2006	Oct. 2, 2005	Oct. 1, 2006	Oct. 2 2005
GAAP Net Loss	$(663)	$(1,564)	$(19,460)	$(2,227)	$(12,880)

GAAP Diluted Loss Per Share	$—	$(0.01)	$(0.16)	$(0.01)	$(0.11)

Acquisition Related:
Amortization of acquisition related intangibles (1)	39,476	36,985	12,447	76,461	14,176
Inventory FMV write-up (1)	2,006	1,509	4,941	3,515	4,941
Acquired In-process research and development (1)	500	—	2,500	500	2,500
Acquisition related costs (2)	1,030	1,962	507	2,992	1,005
Restructuring Related:
Reduction in Force (3)	807	532	852	1,339	2,125
Facility closure costs (4)	322	207	8,302	529	11,256
Asset impairment (5)	2,482	—	(92)	2,482	(656)
Other:
Stock-Based Compensation Expense (6)	13,231	11,010	—	24,241	—
Loss on short-term investments (7)	—	—	892	—	2,597
Taxes affects of Non-GAAP adjustments (8)	—	—	342	—	(8,370)

Non-GAAP Net Income	$59,191	$50,641	$11,231	$109,832	$16,694

Non-GAAP Diluted Earnings Per Share	$0.29	$0.25	$0.09	$0.54	$0.14

Weighted average shares:
Basic	199,860	198,706	124,507	199,283	115,490
Diluted	204,827	202,504	125,057	203,596	116,537
GAAP gross profit	86,670	84,235	35,739	170,905	78,432

Acquisition Related:
Amortization of acquisition related intangibles (1)	20,641	18,324	8,143	38,965	9,550
Inventory FMV write-up (1)	2,006	1,509	4,941	3,515	4,941
Acquisition related costs (2)	323	732	64	1,055	64
Restructuring Related:
Reduction in Force (3)	733	100	397	833	915
Facility closure costs (4)	197	148	3,580	345	5,832
Asset impairment (5)	2,482	—	(92)	2,482	(656)
Other:
Stock-Based Compensation Expense (6)	1,028	354	—	1,382	—

Non-GAAP gross profit	114,080	105,402	52,772	219,482	99,078

GAAP R&D Expenses:	40,878	39,589	28,081	80,467	55,537

Acquisition Related:
Amortization of acquisition related intangibles (1)	(125)	(125)	(106)	(250)	(211)
Acquisition related costs (2)	(600)	(1,074)	(431)	(1,674)	(929)
Restructuring Related:
Reduction in Force (3)	—	(319)	(14)	(319)	(205)
Facility closure costs (4)	(71)	(34)	(2,247)	(105)	(2,713)
Other:
Stock-Based Compensation Expense (6)	(7,087)	(5,724)	—	(12,811)	—

Non-GAAP R&D Expenses	32,995	32,313	25,283	65,308	51,479

GAAP SG&A Expenses:	48,987	47,993	25,657	96,980	44,718

Acquisition Related:
Amortization of acquisition related intangibles (1)	(18,710)	(18,536)	(4,202)	(37,246)	(4,419)
Acquisition related costs (2)	(107)	(156)	(12)	(263)	(12)
Restructuring Related:
Reduction in Force (3)	(74)	(113)	(441)	(187)	(1,005)
Facility closure costs (4)	(54)	(25)	(2,471)	(79)	(2,707)
Other:
Stock-Based Compensation Expense (6)	(5,116)	(4,932)	—	(10,048)	—

Non-GAAP SG&A Expenses	24,926	24,231	18,531	49,157	36,575

GAAP Interest income and other, net	3,833	3,257	3,104	7,090	5,290

Loss on short-term investments (7)	—	—	892	—	2,597
Non-GAAP Interest income and other, net	3,833	3,257	3,996	7,090	7,887

GAAP Provision for Income Taxes	801	1,474	2,065	2,275	(6,153)

Taxes affects of Non-GAAP adjustments (8)	—	—	(342)	—	8,370
Non-GAAP Provision for Income Taxes	801	1,474	1,723	2,275	2,217

(1)	Consists of amortization charges of acquisition-related intangible assets and the FMV adjustment of acquired inventory sold. In addition, Q2 2007 includes acquired IPR&D related to our acquisition of Sigmatel’s PC audio business and Q2 2006 includes acquired IPR&D related to our merger with Integrated Circuit Systems, Inc. (ICS).
(2)	Consists of costs incurred in connection with our merger with ICS and the acquisition of Freescale assets in Q2 2006, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities. In addition, all periods presented include retention costs incurred in connection with our acquisition of Zettacom.
(3)	Consists of costs associated with restructuring actions initiated by the Company, primarily composed of severance and retention costs.
(4)	Consists of ongoing costs associated with the exit of our leased facilities in Santa Clara and Salinas (Q1 2006) and the closure of our manufacturing facility in the Philippines (Q1 2006). In addition, Q1 2007 includes final exit costs associated with the closure of our design center in Australia (Q3 2006).
(5)	Q2 2007 consists of an impairment charge related to our manufacturing facility in the Philippines. All other periods consist of gains realized on the sale of assets related to our former manufacturing facility in Salinas, which were previously impaired.
(6)	Consists of stock-based compensation expense resulting from our adoption of SFAS 123R in Q1 2007.
(7)	Consists of other-than-temporary impairment charges and losses on the sale of securities incurred primarily as a result of our merger with ICS.
(8)	Q2 2006 consists of the tax effects of non-GAAP adjustments. In addition, the six months ended Q2 2006 consists of a net reduction in income tax reserves as a result of partial settlements with the IRS.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	Oct. 1, 2006	Apr. 2, 2006
ASSETS
Current assets:
Cash and cash equivalents	$262,881	$266,173
Short-term investments	69,553	29,800
Accounts receivable, net	98,994	90,882
Inventories	91,699	58,692
Deferred Taxes	326	4,085
Prepaid and other current assets	17,907	20,370

Total current assets	541,360	470,002
Property, plant and equipment, net	101,033	108,663
Goodwill	1,038,988	1,010,659
Acquisition-related intangibles	393,411	427,772
Other assets	19,431	20,595

TOTAL ASSETS	$2,094,223	$2,037,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,084	$39,891
Accrued compensation and related expenses	30,977	23,198
Deferred income on shipments to distributors	34,678	29,797
Income taxes payable	16,643	29,119
Other accrued liabilities	26,533	25,633

Total current liabilities	165,915	147,638
Deferred tax liabilities	13,094	16,273
Long term liabilities	16,421	15,581

Total liabilities	195,430	179,492
Stockholders’ equity	1,898,793	1,858,199

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,094,223	$2,037,691